Exhibit 32.2

CERTIFICATION

Pursuant to 18 U.S.C.sec.1350, the undersigned officer of First BanCorp. (the “Company”) hereby certifies, to such officer’s knowledge, that Form 10-Q for the first quarter ended March 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2005	/s/ Annie Astor-Carbonell
Annie Astor-Carbonell
Senior Executive Vice President and Chief Financial Officer